Exhibit 1.1

Execution Version

MAGNOLIA OIL & GAS CORPORATION

7,500,000 Shares of Class A Common Stock

UNDERWRITING AGREEMENT

November 3, 2022

J.P. Morgan Securities LLC,

As Representative of the Underwriters,

c/o

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Dear Sirs:

1. Introductory. The stockholders of Magnolia Oil & Gas Corporation, a Delaware corporation (the “Company”) listed in Schedule A hereto (the “Selling Stockholders”), agree severally with the Underwriters named in Schedule B hereto (“Underwriters”) to sell to the Underwriters an aggregate of 7,500,000 outstanding shares (the “Firm Securities”) of the Company’s Class A Common Stock, par value $0.0001 per share (the “Securities”). The Firm Securities are herein collectively called the “Offered Securities”.

2. Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, the Underwriters that:

(i)  The Company has filed with the Commission a registration statement on Form S-3 (No. 333-226795), including a related prospectus or prospectuses covering the registration of the Offered Securities under the Act, which became effective on August 30, 2018. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Applicable Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 4:30 pm (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Effective Time” means any date and time as of which any part of the Registration Statement, or the most recent post-effective amendment thereto, became, or was deemed to become effective under the Act in accordance with the rules and regulations thereunder.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Any reference in this Agreement to the Registration Statement, any Statutory Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Statutory Prospectus or the Final Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Statutory Prospectus or the Final Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii) (A) (1) At the Effective Time and on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) (1) on its date and (2) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by (1) any Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof or (2) any Selling Stockholder specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(iii) [Reserved]

(iv) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus dated November 3, 2022, including the base prospectus dated August 30, 2018 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by (1) any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof or (2) any Selling Stockholder specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(v) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.

(vi) The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries’ business taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

(vii) Each of the Company’s subsidiaries is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized, as applicable, with full corporate or other similar power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(viii) The statements made in the General Disclosure Package and the Final Prospectus under the caption “Description of Securities—Common Stock—Class A Common Stock”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, descriptions of the Securities, summaries of provisions of any organizational agreements or any other instruments, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects. The statements under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders” in the Prospectus, insofar as they purport to constitute summaries of U.S. federal income tax law and regulations or legal conclusions with respect thereto, are accurate in all material respects, subject to the assumptions and qualifications set forth therein.

(ix) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus; (A) all outstanding shares of capital stock of the Company other than the Offered Securities that will be issued upon redemption (the “Redemption”) of certain Selling Stockholders’ units in Magnolia Oil & Gas Parent LLC (“Magnolia LLC”) (and a corresponding number of shares of the Company’s Class B common stock, par value $0.0001 per share) have been, and (B) upon issuance and delivery of the Offered Securities to be issued upon Redemption in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of Magnolia LLC, dated July 31, 2018 (the “OpCo LLC Agreement”), and the Second Amended and Restated Certificate of Incorporation of the Company, and the delivery and payment of such Offered Securities in accordance with this Agreement, such Offered Securities will have been, validly issued, fully paid and nonassessable and conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus, in all material respects; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(x) Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xi) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”).

(xii) The Securities are listed on The New York Stock Exchange.

(xiii) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(xiv) The Company is not, and after giving effect to the offering and sale of the Offered Securities as described in the General Disclosure Package and the Final Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(xv) The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xvi) The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken by the Company for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated thereby has been duly and validly taken.

(xvii) This Agreement has been duly authorized, executed and delivered by the Company.

(xviii) Except as disclosed in the General Disclosure Package and the Final Prospectus, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement, except for (A) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (B) such consents, approvals, authorizations, orders and registrations or qualifications that have already been obtained or made and (C) where the failure of the Company to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect.

(xix) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (C) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(xx) The financial statements of the Company and the related notes thereto included in each of the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in all material respects in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information relating to the Company and its subsidiaries included in each of the General Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby.

(xxi) The financial statements and the related notes thereto included in each of the General Disclosure Package and the Final Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Act (“Regulation S-X”) and the Exchange Act and present fairly in all material respects the financial position, results of operations and cash flows, as applicable, of the entities and assets, as applicable, purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods involved. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxii) There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others.

(xxiii) The Company and its subsidiaries have (A) generally satisfactory title to all of their interests in their producing oil and gas properties and to all of their material interests in nonproducing oil and gas properties, title investigations having been carried out in accordance with the general practice in the oil and gas industry, (B) good and indefeasible title to all other real property owned by them that is material to the Company and its subsidiaries taken as a whole, and (C) good and valid title to all personal property owned by them that is material to the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (A) may be created pursuant to the Amended and Restated Credit Agreement, dated as of February 16, 2022, by and among Magnolia Oil & Gas Intermediate LLC, Magnolia Oil & Gas Operating LLC, the lenders party thereto from time to time and Citibank, N.A., as heretofore amended (the “Credit Agreement”), (B) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (C) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxiv) None of the Company or any of its subsidiaries is (A) in violation of its charter or by-laws or similar organizational documents; (B) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (C) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (B) and (C) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxv) KPMG LLP, who has certified certain financial statements of the Company and delivered its report with respect to the audited consolidated financial statements of the Company included in the General Disclosure Package and the Final Prospectus, is an independent public accountant with respect to the Company in accordance with local accounting rules and within the meaning of the Act.

(xxvi) Miller & Lents, Ltd., whose report appears in the General Disclosure Package and the Final Prospectus and who has delivered and will deliver the letters referred to in Section 7(b) hereof, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.

(xxvii) The Company and its subsidiaries have paid all federal, state, local and foreign taxes (other than those which are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP or which, if not paid, would not reasonably be expected to have a Material Adverse Effect) and filed all tax returns required to be paid or filed through the date hereof, except where the failure to pay any such tax or file any such tax return would not, individually or in the aggregate, have a Material Adverse Effect; and except as otherwise disclosed in each of the General Disclosure Package and the Final Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets which would reasonably be expected to have a Material Adverse Effect.

(xxviii) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. None of the Company or any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(xxix) No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except for any such restrictions under the OpCo LLC Agreement, the Credit Agreement and the Indenture governing the 6.00% Senior Notes due 2026 issued by Magnolia Oil & Gas Operating LLC, a Delaware limited liability company, and Magnolia Oil & Gas Finance Corp., a Delaware corporation, each an indirect subsidiary of the Company.

(xxx) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect the Company and its subsidiaries and their respective businesses; and none of the Company or any of its subsidiaries has (A) received notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe its existing insurance coverage will not be able to be renewed as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(xxxi) The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the General Disclosure Package and the Final Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the General Disclosure Package and the Final Prospectus, none of the Company or its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sublicense, certificate, permit or authorization will not be renewed in the ordinary course, except those for which the revocation, modification or failure to obtain renewal would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxxii) The Company maintains a system of “internal control over financial reporting,” as defined in Rule 13a-15(f) of the Exchange Act, that complies in all material respects with the applicable requirements of the Exchange Act and has been designated by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company is not aware of any material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Final Prospectus, in each case other than as set forth in the General Disclosure Package and the Final Prospectus. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(xxxiii) The Company has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(xxxiv) (A) The Company and its subsidiaries (1) are in compliance with all, and have not violated any, applicable federal, state and local laws, rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of occupational health or workplace safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (2) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (3) have not received written notice of any actual or potential liability under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release into the environment of hazardous or toxic substances or wastes, pollutants or contaminants, and have no actual knowledge of any event or condition that would reasonably be expected to result in any such notice, and (B) there are no costs or liabilities reasonably anticipated to be incurred by the Company or its subsidiaries pursuant to Environmental Laws, except in the case of each of (A) and (B) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (C) except as described in each of the General Disclosure Package and the Final Prospectus, there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed. Except as disclosed in the General Disclosure Package and Final Prospectus, the Company and its subsidiaries are not aware of any facts or circumstances regarding compliance with Environmental Laws, or liabilities under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries.

(xxxv) (A) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or its subsidiaries has or could reasonably be expected to have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed, or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (D) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (E) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder), other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived, has occurred or is reasonably expected to occur; (F) each Plan that is intended to be qualified under Section 401(a) of the Code is has received a favorable determination letter, or is maintained pursuant to a master or prototype plan that is entitled to rely on a favorable opinion letter, from the Internal Revenue Service, and to the knowledge of the Company, no event has occurred and no condition exists that would reasonably be expected to result in the revocation of any such determination letter or opinion letter; (G) none of the Company or any of its subsidiaries has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of the termination of, or withdrawal from, a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (H) none of the following events has occurred or is reasonably likely to occur: (1) an increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company or its subsidiaries compared to the amount of such contributions made in the Company’s and its subsidiaries’ most recently completed fiscal year; or (B) an increase in the Company and its subsidiaries’ “accumulated postretirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (A) through (H) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxvi) The subsidiaries listed on Annex A attached hereto are the only “significant subsidiaries” of the Company (as defined in Rule 1-02 of Regulation S-X).

(xxxvii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxviii) None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled Affiliate of the Company or any of its subsidiaries (A) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by His Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), or (B) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(xxxix) None of the Company or any of its subsidiaries has, to its knowledge, engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding five (5) years, nor do the Company or its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(xl) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(xli) None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, controlled Affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(xlii) The Company and its subsidiaries own or have adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xliii) Except as disclosed in the General Disclosure Package and the Final Prospectus, none of the Company or any of its subsidiaries has any material lending or other relationship with any Underwriter or affiliate of any Underwriter.

(xliv) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have such consents, easements, rights-of-way or licenses from any person as are necessary to enable the Company and its subsidiaries to conduct their respective business in the manner described in the General Disclosure Package and the Final Prospectus, subject to qualifications as may be set forth in the General Disclosure Package and the Final Prospectus.

(xlv) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the General Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlvi) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the General Disclosure Package and the Final Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(xlvii) (A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or any of its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) none of the Company or any of its subsidiaries has been notified of, and to the knowledge of the Company, there has been no event or condition that would be reasonably expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to any of the Company’s or any of its subsidiary’s respective IT Systems and Data; (C) each of the Company and its subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their respective IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (D) the Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(b)  Each Selling Stockholder severally and not jointly represents and warrants to, and agrees with, the Underwriters that:

(i) Such Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

(ii)  No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities sold by the Selling Stockholders, except such as have been obtained and made under the Act and as may be required under state securities laws or the rules and regulations of FINRA and such that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement by such Selling Stockholder or the consummation of the transactions contemplated hereby.

(iii)  The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of any Selling Stockholder pursuant to, (A) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder, (B) any of its properties or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or (C) the charter or by-laws of any Selling Stockholder that is a corporation or the constituent documents of any Selling Stockholder that is not a natural person or a corporation, except in the case of clauses (A) or (B) as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement by such Selling Stockholder or the consummation of the transactions contemplated hereby.

(iv)  On its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b), and on each Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence applies only to written information furnished to the Company by such Selling Stockholder specifically for use in the Final Prospectus, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(v)  The sale of the Offered Securities by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the General Disclosure Package and the Final Prospectus.

(vi)  As of the Applicable Time, neither (i) the General Disclosure Package, or (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence applies only to written information furnished to the Company by such Selling Stockholder specifically for use in the General Disclosure Package or any individual Limited Use Issuer Free Writing Prospectus, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(vii)  This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(viii)  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ix)  Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(x) Such Selling Stockholder will not use the proceeds it receives from this offering, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

Any certificate signed by any representative of a Selling Stockholder and delivered to the Representative or counsel of the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Stockholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price of $24.26 per share, that number of Firm Securities (rounded up or down, as determined by the Representative in its discretion, in order to avoid fractions) obtained by multiplying the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

The Selling Stockholders will deliver the Firm Securities to or as instructed by the Representative for the accounts of the Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of such Selling Stockholder in the amount set forth on Schedule A, at the office of Baker Botts L.L.P., at 10:00 A.M., New York time, on November 8, 2022 or at such other time not later than seven full business days thereafter as the Representative and the Selling Stockholders determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.

4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company and the Selling Stockholders. The Company and the Selling Stockholders, as applicable, agree with the Underwriters that:

(a)  Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

(b)  Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representative of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representative a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representative promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)  Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representative, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)  Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e)  Furnishing of Prospectuses. The Company will furnish to the Representative copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)  Blue Sky Qualifications. The Company shall cooperate with the Underwriters and counsel for the Underwriters with respect to the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution of the Offered Securities; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(g)  Reporting Requirements. For so long as the Registration Statement remains effective and the delivery of a prospectus is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act) in connection with the offering and sale of the Offered Securities, and so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Offered Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on EDGAR.

(h)  Payment of Expenses. The Company agrees with the Underwriters that the Company will pay the expenses of the Company and the Selling Stockholders relating to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and up to $30,000 of the fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, fifty percent of the transportation (including the chartering of airplanes) and other expenses incurred by or on behalf of the Company’s representatives in connection with “road show” presentations to prospective purchasers of the Offered Securities, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, any transfer taxes payable in connection with the delivery of the Offered Securities to the Underwriters and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(i) Absence of Manipulation. The Company and the Selling Stockholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(j)  Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (other than the Offered Securities, securities to be exchanged by the Selling Stockholders therefor and the 2,000,000 units of Magnolia Oil & Gas Parent LLC expected to be purchased by the Company or its subsidiaries substantially concurrently with the closing of the offering of the Offered Securities (such units, the “Concurrent OpCo Units”)) (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative, except through the filing of a supplement to the prospectus included in the Registration Statement for the purpose of updating the identities of the selling stockholders named therein and the quantities of shares held thereby (provided that such selling stockholders shall be subject to the lock-up restrictions described in Section 5(k) or Section 7(j) hereof), the filing of a registration statement or an amendment thereto in connection with any registration rights in existence on the date hereof, issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Lock-Up Securities pursuant to the exercise of such options, issuances of lock-up securities as consideration for any acquisitions as to which definitive agreements have been entered into as of the date hereof, or other issuances of Lock-Up Securities issued as consideration for the acquisition of equity interests or assets of any person, or the acquiring by the Company by any other manner of any business, properties, assets, or persons, in one transaction or a series of related transactions or the filing of a registration statement related to such Lock-Up Securities; provided that (x) no more than an aggregate of 10% of the number of shares of the Company’s capital stock outstanding as of the Closing Date are issued as consideration in connection with all such acquisitions and (y) prior to the issuance of such shares of the Company’s capital stock each recipient of such shares agrees in writing to be subject to the “lock-up” described in this Section 5(j) for the remaining term of the Lock-Up Period. Notwithstanding anything to the contrary in this Section 5(j), the restrictions contained in this Section 5(j) shall not apply to (A) purchases by the Company of its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities on the open market, and (B) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of the Company’s capital stock, provided that (i) such plan does not provide for the transfer of the Company’s Class A Common Stock during the Company Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Company Restricted Period. The initial Lock-Up Period will commence on the date hereof and continue for 30 days after the date hereof or such earlier date that the Representative consents to in writing (the “Company Restricted Period”).

(k)  Restriction on Sale of Securities by Selling Stockholders. For the period specified below (the “Stockholder Lock-Up Period”), each Selling Stockholder will not, directly or indirectly, take any of the following actions with respect to Securities of the Company or any securities convertible into or exchangeable or exercisable for any Securities (other than the Offered Securities, securities to be exchanged by the Selling Stockholders therefor and the Concurrent OpCo Units) (“Stockholder Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of the Stockholder Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase the Stockholder Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the Stockholder Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in the Stockholder Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) publicly disclose the intention to take any such action, without the prior written consent of the Representative, except through the filing of a supplement to the prospectus included in the Registration Statement for the purpose of updating the identities of the selling stockholders named therein and the quantities of shares held thereby (provided that such selling stockholders shall be subject to the lock-up restrictions described in Section 5(k) or Section 7(j) hereof) and the transfer of Stockholder Lock-Up Securities to affiliates of such Selling Stockholder, provided that such affiliates agree to substantially similar restrictions as those contained in this Section 5(k). The initial Stockholder Lock-Up Period will commence on the date hereof and continue for 30 days after the date hereof or such earlier date that the Representative consents to in writing.

(l) FinCEN Certificate. On or before the date of this Agreement, the Representative shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crime Enforcement Network for each Selling Stockholder in form and substance reasonably satisfactory to the Representative, along with such additional supporting documentation as the Representative has requested in connection with the verification of the foregoing certificate.

6. Free Writing Prospectuses. The Company and the Selling Stockholders represent and agree that, unless they obtain the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company, the Selling Stockholders and the Underwriters agree that any such Permitted Free Writing Prospectus is listed on Schedule C hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Firm Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a)  Accountants’ Comfort Letter. As of the date hereof and at the Closing Date, the Company shall have requested and caused KPMG LLP to furnish to the Representative letters, dated respectively as of the date hereof and as of the Closing Date, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” or bring-down comfort letters, as applicable, to underwriters with respect to the financial statements and certain financial information contained in each of the General Disclosure Package and the Final Prospectus, and confirming that KPMG LLP is an independent accountant within the meaning of the Exchange Act and the applicable published rules and regulations thereunder with respect to the Company; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(b) Reserve Engineer Comfort Letter. As the date hereof and at the Closing Date, the Company shall have requested and caused Miller & Lents, Ltd. to furnish to the Representative letters, dated respectively as of the date hereof and as of the Closing Date, in form and substance reasonably satisfactory to the Representative, confirming that, as of the date of its reserve report, Miller & Lents, Ltd. was an independent reserve engineer for the Company and that, as of the date of such letter, no information had come to Miller & Lents, Ltd.’s attention that could reasonably have been expected to cause it to withdraw its reserve report.

(c)  Filing of Final Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of a Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representative, shall be contemplated by the Commission.

(d)  No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any Material Adverse Effect; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(e)  Opinion of Counsel for the Company. The Representative shall have received an opinion, dated such Closing Date, of Kirkland & Ellis LLP, counsel for the Company, in substantially the form attached hereto as Exhibit A.

(f)  Opinion of Counsel for Selling Stockholders. The Representative shall have received the opinion or opinions, dated such Closing Date, of Gibson, Dunn & Crutcher LLP, counsel for the Selling Stockholders, in substantially the form attached hereto as Exhibit B.

(g) Opinion of Counsel for Underwriters. The Representative shall have received from Baker Botts L.L.P., counsel for the Underwriters, its opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may reasonably require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h)  Officers’ Certificate. The Representative shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no Material Adverse Effect except as set forth in the General Disclosure Package or as described in such certificate.

(i)  Selling Stockholders’ Certificate. The Representative shall have received on the Closing Date, a certificate or certificates of a representative of each of the Selling Stockholders to the effect that, as of the Closing Date, such Selling Stockholder represents that the representations and warranties of the Selling Stockholders contained in Section 2 hereof are true and correct as of the Closing Date.

(j)  Lock-Up Agreements. On or prior to the date hereof, the Representative shall have received lockup agreements in substantially the form set forth on Exhibit C hereto from each executive officer, director, stockholder and other equity holder of the Company specified in Schedule D to this Agreement.

(k)  W-9. To avoid a 24% backup withholding tax each Selling Stockholder shall deliver to the Representative a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

The Selling Stockholders and the Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution.

(a)  Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact, in the case of any Registration Statement, contained in any part thereof at any time or upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or in the case of any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, included in any part thereof as of any time, or upon the omission or alleged omission of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) Indemnification of Underwriters by Selling Stockholders. The Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Selling Stockholder Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact, in the case of any Registration Statement, contained in any part thereof at any time or upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus as of any time, included in any part thereof as of any time or upon the omission or alleged omission of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Selling Stockholder Indemnified Party for any legal or other expenses reasonably incurred by such Selling Stockholder Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Selling Stockholder Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the Selling Stockholders will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the following information: each Selling Stockholder’s name and corresponding share amounts set forth in the table of Selling Securityholders in the Registration Statement and Final Prospectus under the heading “Selling Stockholders” and each Selling Stockholder’s address and other information with respect to the Selling Stockholder (excluding percentages) that appear in the table (and corresponding footnotes) under such heading. The liability of any Selling Stockholder pursuant to this subsection (b) shall not exceed the total net proceeds (before deducting expenses) received by such Selling Stockholder from the sale of the Offered Securities sold by the Selling Stockholder hereunder (the “Selling Stockholder Proceeds”).

(c)  Indemnification of Company and Selling Stockholders. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact, in the case of any Registration Statement, contained in any part thereof at any time or upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, included in any part thereof as of any time or upon the omission or the alleged omission of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the information contained under the subheading “Stabilization, Short Positions and Penalty Bids” under the caption “Underwriting.”

(d)  Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)  Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Stockholder shall be required to contribute any amount in excess of its Selling Stockholder Proceeds (reduced by any amounts such Selling Stockholder is obligated to pay under subsection (b) above). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint, and the Selling Stockholders’ obligations in this subsection (e) to contribute are several in proportion to their Selling Stockholder Proceeds and not joint. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(d) hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, at 1155 Long Island Avenue, Edgewood, New York 11717, telephone: 1-866-803-9204, or by email at prospectus-eq_fi@jpmchase.com, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Nine Greenway Plaza, Suite 1300, Houston, TX 77046, Attention: Tim Yang, Executive Vice President, General Counsel, Corporate Secretary and Land, or, if sent to the EnerVest Selling Stockholders, will be mailed, delivered or telegraphed and confirmed to EnerVest, Ltd. at 1001 Fannin Street, Suite 800, Houston, TX 77002, Attention: Andy West, Senior Vice President & General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representative will act for the Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all of the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

15. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that:

(a)  No Other Relationship. The Representative has been retained solely to act as underwriters in connection with the sale of the Offered Securities and no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Representative, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representative has advised or is advising the Company or the Selling Stockholders on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by Company and the Selling Stockholders following discussions and arms-length negotiations with the Representative and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Selling Stockholders have been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Representative has no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d)  Waiver. The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

17. Regulation Best Interest. The Company and the Selling Shareholder acknowledge that in connection with the offering of the Offered Securities none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.

18. Waiver of Jury Trial. The Company and the Selling Stockholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature pages follow]

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the Underwriters in accordance with its terms.

Very truly yours,

ENERVEST ENERGY INSTITUTIONAL FUND XIV-A, L.P.		ENERVEST ENERGY INSTITUTIONAL FUND XIV-WIC, L.P.

By:	EVFA GP XIV, LLC,	By:	EnerVest Holding XIV, LLC,
	its Managing General Partner		its General Partner

By:	EnerVest, Ltd., its Sole Member	By:	EnerVest, Ltd., its Sole Member

By:	EnerVest Management GP, L.C.,	By:	EnerVest Management GP, L.C.,
	its General Partner		its General Partner

By:	/s/ Jud Walker	By:	/s/ Jud Walker
	Jud Walker		Jud Walker
	President & Chief Executive Officer		President & Chief Executive Officer

ENERVEST ENERGY INSTITUTIONAL FUND XIV-2A, L.P.		ENERVEST ENERGY INSTITUTIONAL FUND XIV-3A, L.P.

By:	EVFA XIV-2A, LLC,	By:	EVFA XIV-3A, LLC,
	its Managing General Partner		its Managing General Partner

By:	EnerVest, Ltd., its Sole Member	By:	EnerVest, Ltd., its Sole Member

By:	EnerVest Management GP, L.C.,	By:	EnerVest Management GP, L.C.,
	its General Partner		its General Partner

By:	/s/ Jud Walker	By:	/s/ Jud Walker
	Jud Walker		Jud Walker
	President & Chief Executive Officer		President & Chief Executive Officer

ENERVEST ENERGY INSTITUTIONAL FUND XIV-C, L.P.
ENERVEST ENERGY INSTITUTIONAL FUND XIV-C-AIV, L.P.

By:	EVFC GP XIV, LLC, their Managing General Partner

By:	EnerVest, Ltd., its Sole Member

By:	EnerVest Management GP, L.C., its General Partner

By:	/s/ Jud Walker
Jud Walker
President & Chief Executive Officer

[Signature Page to Underwriting Agreement]

Magnolia Oil & Gas Corporation

By	/s/ Christopher Stavros
Name: Christopher Stavros
Title: President and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

J.P. Morgan Securities LLC

By:	/s/ Michael Wise
Name: Michael Wise
Title: Vice Chair

Acting on behalf of itself and as a Representative of the Underwriters.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Selling Stockholder	Number of Firm Securities to be Sold
EnerVest Energy Institutional Fund XIV-A, L.P.	3,232,185
EnerVest Energy Institutional Fund XIV-2A, L.P.	618,538
EnerVest Energy Institutional Fund XIV-3A, L.P.	638,085
EnerVest Energy Institutional Fund XIV-WIC, L.P.	33,766
EnerVest Energy Institutional Fund XIV-C, L.P.	2,616,373
EnerVest Energy Institutional Fund XIV-C-AIV, L.P.	361,053
Total	7,500,000

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased
J.P. Morgan Securities LLC	7,500,000
Total	7,500,000

SCHEDULE C

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1. The initial price to the public of the Offered Securities is $24.40 per share.

SCHEDULE D

•	Christopher G. Stavros
•	Brian Corales
•	Arcilia C. Acosta
•	Angela M. Busch
•	Edward P. Djerjian
•	James R. Larson
•	Dan F. Smith
•	John B. Walker
•	Timothy D. Yang
•	Steve F. Millican

Exhibit A

Form of Opinion of Counsel to the Company

Kirkland & Ellis LLP shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter, to the effect that:

1.	Based solely on our review of the Company Good Standing Certificates, the Company is validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and based solely on our review of the Texas Certificates, is duly qualified to do business as a foreign corporation in the State of Texas.

2.	Based solely on our review of the Parent Good Standing Certificates, the Company is validly existing and in good standing under the laws of State of Delaware, with the limited liability company power and authority to own or lease its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and based solely on our review of the Texas Certificates, is duly qualified to do business as a foreign limited liability company in the State of Texas.

3.	The Company directly owns [●]% (after giving effect to the offering of the Securities and the purchase by the Company of units representing limited liability company interests of Parent (“Units”) pursuant to the Unit Purchase Agreement) of the issued and outstanding membership interests in Parent; such membership interests have been duly authorized and validly issued in accordance with the Parent LLC Agreement and are fully paid (to the extent required by the Parent LLC Agreement), and except as provided under the Delaware Limited Liability Company Act, the Company is under no obligation to make further payments or contributions to Parent solely by reason of its ownership of the Units or its status as a member of Parent and no personal liability for the debts, obligations and liabilities of Parent, whether arising in contract, tort or otherwise, solely by reason of being a member of Parent except for its obligation to repay any funds wrongfully distributed to it; and the Company owns such membership interests free and clear of all liens, encumbrances, equities or claims (other than liens arising under or in connection with the Credit Agreement (as defined in the Underwriting Agreement) or as described in the General Disclosure Package and the Prospectus) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of the State of Delaware as of [●], 2022 or (B) otherwise known to us, without independent investigation other than those created by or arising under the Delaware Limited Liability Company Act.

4.	The Securities to be sold by the Selling Stockholders in accordance with the Underwriting Agreement have been duly authorized and validly issued in accordance with the Company Certificate of Incorporation and Company Bylaws, free of preemptive rights under federal law, the Delaware General Corporation Law, and Company Certificate of Incorporation and Company Bylaws, fully paid and non-assessable.

5.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

6.	The execution, delivery and performance of the Underwriting Agreement by the Company do not and will not (i) result in a breach or result in a default (or an event that, with notice or lapse of time or both, would constitute such an event) under any Specified Contract; (ii) violate any of the terms or provisions of the Governing Documents; (iii) violate any Specified Law, or (iv) result in the creation of any additional lien upon any property or assets of the Company and its subsidiaries under the Credit Agreement, except, with respect to clauses (i), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Company and its subsidiaries to consummate the transactions contemplated by the Underwriting Agreement in connection with the offering (a “Material Adverse Effect”). (The advice in this paragraph is referred to herein as the “No Conflicts Opinion”).

7.	No consent, approval, authorization or order of, registration or qualification with any governmental body or agency under any Specified Law is required to be obtained or made by the Company for the execution, delivery and performance by the Company of the Underwriting Agreement, the compliance by the Company with the terms thereof and the sale of the Securities by the Selling Stockholders being delivered on the date hereof pursuant to the Underwriting Agreement, except (i) as have been obtained or made, (ii) for the registration of the offering and sale of the Securities under the Securities Act, and (iii) for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable federal or state securities or blue sky laws and the approval by FINRA of the underwriting terms and arrangements in connection with the purchase and distribution of the Securities by the Underwriter and in connection with the purchase and sale of the Securities by the Underwriter. (The advice in this paragraph is referred to herein as the “No Consent Opinion”).

8.	The statements set forth or incorporated by reference in the General Disclosure Package and the Prospectus under the heading “Description of Securities—Common Stock—Class A Common Stock,” to the extent that they constitute descriptions or summaries of the terms of the Class A Common Stock, or constitute descriptions or summaries of the legal matters or the documents referred to therein, are accurate in all material respects. The statements under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders” in the Prospectus, insofar as such statements constitute summaries of U.S. federal income tax law and regulations or legal conclusions with respect thereto, are accurate in all material respects, subject to the assumptions and qualifications set forth therein.

9.	The Company is not, and, after giving effect to the offering and sale of the Securities pursuant to the terms of the Underwriting Agreement, will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940.

10.	Each of the Registration Statement, as of its most recent effective date, the General Disclosure Package, as of the date hereof, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Securities Act (in each case other than (a) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (b) the other financial data derived therefrom and (c) oil and natural gas reserve data or reports, in each case included in or omitted from the Registration Statement, the General Disclosure Package and the Prospectus, as to which we express no opinion), appeared on their face to comply as to form in all material respects with the requirements of the Securities Act.

Exhibit B

Form of Opinion of Counsel to the EnerVest Selling Stockholders

Gibson, Dunn & Crutcher LLP shall have furnished to the Underwriter its written opinion, as counsel to EnerVest Selling Stockholders, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter, to the effect that:

(i)           This Agreement has been duly authorized, executed and delivered by each of the EnerVest Selling Stockholders.

(ii)           Each of the EnerVest Selling Stockholders is validly existing as a limited partnership in good standing under the laws of the State of Delaware.

(iii)          The execution and delivery of this Agreement by each EnerVest Selling Stockholder party thereto and the performance by each such EnerVest Selling Stockholder of its obligations thereunder (including the sale by each EnerVest Selling Stockholder of the Securities to be sold by such EnerVest Selling Stockholder in accordance with the provisions of this Agreement):

(a)           do not and will not violate the limited partnership agreement of the applicable EnerVest Selling Stockholder; and

(b)           do not and will not (A) violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York or the United States of America under, any law, rule or regulation of the State of New York or the United States of America applicable to each of the EnerVest Selling Stockholders that, in our experience, is generally applicable to transactions in the nature of those contemplated by this Agreement, (B) violate, or require any filing with or approval of any governmental authority or regulatory body of the State of Delaware under, the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) or (C) require any filing with or approval of any governmental authority or regulatory body of the United States of America under the Act, except for such filings or approvals as already have been made or obtained.

(iv)         Upon payment for the Offered Securities in accordance with the provisions of this Agreement and registration by book-entry of the credit to the securities accounts of the Underwriters with the Depository Trust Company (“DTC”) of the purchase of the Offered Securities in the records of DTC, the Underwriters will have a valid security entitlement in respect of the Offered Securities, and, if each of the Underwriters has no notice of an adverse claim to the Offered Securities, no action based on an adverse claim to the Offered Securities may be asserted against the Underwriters in respect of such security entitlement. All terms used in this paragraph defined in or by reference in Article 8 of the Uniform Commercial Code of the State of New York (the “New York UCC”) are used herein as so defined.

Exhibit C

Form of Lock-Up Agreement

November 3, 2022

Magnolia Oil & Gas Corporation

Nine Greenway Plaza, Suite 1300

Houston, TX 77046

J.P. Morgan Securities LLC,

As Representative of the Underwriters,

c/o

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

As an inducement to the underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made of the Class A Common Stock, par value $0.0001 (the “Securities”), of Magnolia Oil & Gas Corporation, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of J.P. Morgan Securities LLC (“J.P. Morgan”). In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. For the avoidance of doubt, nothing herein shall limit the undersigned’s ability to purchase Securities or securities convertible into or exchangeable or exercisable for any Securities.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is 30 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

The undersigned acknowledges and agrees that J.P. Morgan has not provided any recommendation or investment advice nor has it solicited any action from the undersigned with respect to the Offering of the Securities or with respect to this Lock-Up Agreement and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although J.P. Morgan may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, J.P. Morgan is not making a recommendation to you to participate in the Offering, enter into this Lock-Up Agreement or sell any Securities at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that J.P. Morgan is making such a recommendation.

Notwithstanding the foregoing, this Lock-Up Agreement shall not apply to (i) any Securities or units (and a corresponding number of shares of Class B Common Stock) of Magnolia Oil & Gas Parent LLC expected to be purchased from the undersigned by the Company or its subsidiaries substantially concurrently with the closing of this Offering, (ii) any Securities acquired by the undersigned in the open market, (iii) any exercise of options or vesting or exercise of any other equity-based award, in each case, outstanding on the Public Offering Date, and in each case under the Company’s equity incentive plan or any other plan or agreement described in the prospectus included or incorporated by reference in the Registration Statement, and the withholding of Securities by the Company for the payment of taxes due upon such exercise or vesting, provided that any Securities received upon such exercise or vesting will also be subject to this Lock-Up Agreement, (iv) transfers as a bona fide gift or gifts, (v) transfers to a family member, trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or his or her family members, (vi) transfers by testate or intestate succession, (vii) as a distribution of the Securities to members, limited partners or stockholders of the undersigned and (viii) transfers to an affiliate, provided that in each transfer pursuant to clauses (iv)-(viii) the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing or public announcement by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). Further, the undersigned may redeem, convert, cancel or otherwise transfer securities convertible into or exchangeable or exercisable for any Securities in connection with the Underwriting Agreement and the sale of the Securities thereunder. For purposes of this Lock-Up Agreement, a “family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. It is understood that if the Underwriting Agreement is executed and delivered by the parties thereto yet terminates (other than the provisions thereof that survive termination) prior to payment for and delivery of the Offered Securities (as defined therein), the undersigned shall be released from all obligations under this Lock-Up Agreement. Further, this Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before November 11, 2022. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)	(duly authorized signature)

Name:
(please print full name)

Address:		Address:

ANNEX A

•	Magnolia Oil & Gas Parent LLC
•	Magnolia Oil & Gas Intermediate LLC
•	Magnolia Oil & Gas Operating LLC
•	Magnolia Oil & Gas Finance Corp.
•	MGY Louisiana LLC
•	Highlander Oil & Gas Holdings LLC
•	Highlander Oil & Gas Assets LLC